Exhibit 4.3

THIS WARRANT AND THE SHARES OF STOCK THAT MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTRATION UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE FOR SUCH OFFER, SALE, PLEDGE, HYPOTHECATION, OR TRANSFER IN THE OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

BLEND LABS, INC.

SERIES D-1 PREFERRED STOCK WARRANT

Warrant No. PD1-2

Date of Issuance: March 6, 2018

THIS CERTIFIES THAT, for value received, Fifth Wall Ventures, L.P. and Fifth Wall Ventures SPV VII, L.P. (each, a “Holder” or “Fifth Wall”, and collectively, the “Holders”), are entitled to subscribe for and purchase at the Exercise Price (defined below) from Blend Labs, Inc., a Delaware corporation, at the address set forth on the signature page hereto (the “Company”) up to a number of shares of the Series D-1 Preferred Stock of the Company (the “Preferred Stock”) set forth below. Unless adjusted by the terms of this Warrant, the maximum number of shares of Preferred Stock that Holders may purchase, in the aggregate, by exercising this Warrant is equal to 3,809,758 (the “Maximum Number of Shares”). This Warrant is one of five warrants originally issued by the Company on the Date of Issuance, Warrant No. PD-1, Warrant No. PD-2, Warrant No. PD1-1, Warrant No. PD1-2 and Warrant No. PD-3 each originally issued to, Fifth Wall Ventures, L.P. and Fifth Wall Ventures SPV VII, L.P. (collectively, the “Warrant Series”), and any reference in this Warrant to any other warrant in the Warrant Series shall be construed appropriately to take into account such warrant and any replacement warrants or warrants issued to a transferee of such warrant.

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Adjusted Referred Revenue” shall be determined in good faith by the Company based on the following formula:

1)	2.5 times Referred Revenue actually delivered during the twelve-month period commencing on the Date of Issuance (“Year 1”);

2)	2.0 times Referred Revenue actually delivered during the twelve-month period commencing on the first anniversary of the Date of Issuance (“Year 2”); and

3)	1.5 times Referred Revenue actually delivered during the twelve-month period commencing on the second anniversary of the Date of Issuance (“Year 3”).

provided that, a particular year’s Referred Revenue will adjust (i.e. be reduced) for purposes of the Adjusted Referred Revenue calculation for credit given to any prior year’s Referred Revenue such that only the incremental Referred Revenue actually delivered in a particular year above the Referred Revenue actually delivered in any prior year counts toward the Adjusted Referred Revenue for such year. By way of examples: (A) if Referred Revenue actually delivered in Year 1 is $1,000,000, Referred Revenue actually delivered in Year 2 is $1,500,000 and Referred Revenue actually delivered in Year 3 is $1,750,000, then the Adjusted Referred Revenue at the end of Year 3 shall, according to the formula above, equal the sum of (1) 2.5 * 1,000,000 and (2) 2.0 * 500,000 and (3) 1.5 * 250,000, totaling $3,875,000—and this Warrant shall be exercisable for up to 2,952,563 Exercise Shares; and (B) if Referred Revenue actually delivered in Year 1 is $1,500,000, Referred Revenue actually delivered in Year 2 is $1,000,000 and Referred Revenue actually delivered in Year 3 is $1,600,000, then the Adjusted Referred Revenue at the end of Year 3 shall, according to the formula above, equal the sum of (1) 2.5 * 1,500,000 and (2) 2.0 * 0 and (3) 1.5 * 100,000, totaling $3,900,000—and this Warrant shall be exercisable for up to 2,971,611 Exercise Shares.

(b) “Affiliate” shall mean Fifth Wall Ventures, L.P., Fifth Wall Ventures SPV VII, L.P., Fifth Wall Ventures Management, LLC and any person or entity who or which, directly or indirectly, controls, is controlled by, or is under common control with such entity, including, without limitation, any general partner, limited partner, officer, director or manager of such entity and any entity now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such entity; provided that membership on an entity’s board of directors shall not alone constitute “control”.

(c) “Eligible Firms” shall mean (i) Holder, its Affiliates and any Qualified Referral and (ii) any Eligible Partners or their respective partners and affiliates.

(d) “Eligible Partners” shall mean Holder, its Affiliates, or any of the strategic partners listed on Exhibit A.

(e) “Exercise Event” means a Liquidation Transaction as defined in the Company’s Amended and Restated Certificate of Incorporation as in effect at the time of the Liquidation Transaction.

(f) “Exercise Period” shall mean the period commencing with the date of this Warrant (the “Issue Date”) and ending thirty-six months from the Issue Date, unless terminated earlier as provided below.

(g) “Exercise Price” shall mean $1.312419 per share, subject to adjustment pursuant to Section 5 below.

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(h) “Exercise Shares” shall be a number of shares of the Company’s Preferred Stock issuable upon exercise of this Warrant, which number shall initially be zero and shall be increased from time to time by a number of shares of Preferred Stock calculated by dividing (a) Adjusted Referred Revenue for the applicable period by (b) the Exercise Price; provided that the maximum number of Exercise Shares shall be 3,809,758 subject to an adjustment pursuant to Section 5. Any Exercise Shares that have been earned under this Section 1(h) may be referred to as “vested” Exercise Shares herein. Notwithstanding anything to the contrary, Fifth Wall Ventures, L.P. shall only have the right to 33.3% of the Exercise Shares that have vested and Fifth Wall Ventures SPV VII, L.P. shall only have the right to 66.7% of the Exercise Shares that have vested, and in no event shall this Warrant be issued or issuable for more than the Maximum Number of Shares.

(i) “New Business Initiative” shall mean a new business initiative among the Company, Fifth Wall and any Eligible Partner related to any new line of business, product or service of the Company in the financial services industry other than mortgage or home equity loan/line of credit.

(j) “Qualified Referral” shall mean a party first introduced to the Company by Holder, its Affiliates or its agents (such referrer, the “Referrer”). In order for a party to be deemed to be first introduced to the Company under the prior sentence, the Referrer shall provide the Company with the name and contact information for such party by email at leads@blend.com or such other email address as provided in writing by the Company to Holder. The Company shall notify Referrer within thirty (30) days of receiving such notice if such party qualifies as a Qualified Referral and whether the Company accepts such Qualified Referral. If the Company does not contact Referrer within (30) days of receiving the notice, the Company is presumed to have rejected the potential Qualified Referral. The referral may be disqualified as a Qualified Referral for the following reasons: (i) the Company has already received the referral from another referral source; (ii) the referral is a current or former customer of the Company at the time of the referral; or (iii) the Company either has made a sales call or submitted a proposal within one-hundred twenty (120) days prior to the referral. Approval and acceptance of any Qualified Referral shall be at the Company’s sole discretion. If the Company does not approve a party as a Qualified Referral, thereafter Fifth Wall or its Affiliates or its agents may resubmit such party’s name and contact information as a potential Qualified Referral to the Company for new consideration, subject to the terms of this paragraph.

(k) “Referred Revenue” shall mean the revenue attributable to a New Business Initiative (excluding professional services and other ancillary services) actually delivered to the Company from any of the Eligible Firms.

2. EXERCISE OF WARRANT. The vested Exercise Shares subject to this Warrant may be exercised in whole or in part at any time during the Exercise Period and for a period of ten days following the end of the Exercise Period but in all events subject to Section 7, by delivery of the following to the Company at its address set forth on the signature page hereto (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto; and

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(b) Payment of the Exercise Price either (i) in cash or by check or by wire transfer or (ii) by written notice of the desire to net exercise pursuant to Section 2.1.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, promptly following the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder. Prior to the receipt of the Exercise Shares, Holder or any transferee of this Warrant, as applicable, shall agree in writing to be bound by the terms and conditions of the then-applicable agreements between the Company and the holders of the then-outstanding Preferred Stock, subject to the provisions thereof, in the same capacity as current holders of Preferred Stock, which agreements may include an Investors’ Rights Agreement, First Refusal and Co-Sale Agreement and/or Voting Agreement, if such Holder or such transferee is not already bound thereby.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.2 Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company’s Preferred Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Preferred Stock computed using the following formula:

X =	Y (A-B)
A

Where X =	the number of shares of Preferred Stock to be issued to the Holder

Y =	the number of shares of Preferred Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one share of the Company’s Preferred Stock (at the date of such calculation)

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B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Preferred Stock shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.1 in connection with the Company’s initial public offering of its Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise.

In the event the Company consummates an initial public offering during the Exercise Period, immediately prior to the closing of the Company’s initial public offering, this Warrant shall become exercisable for that number of shares of Common Stock of the Company into which the vested Exercise Shares issuable under this Warrant would then be convertible, so long as such shares, if such vested Exercise Shares had been exercised prior to such offering, would have been converted into shares of the Company’s Common Stock pursuant to the automatic conversion provisions (or otherwise) of the Company’s Amended and Restated Certificate of Incorporation, as amended.

3. COVENANTS OF THE COMPANY.

3.1 Covenants as to Exercise Shares. The Company will promptly provide Holder with the current number of Exercise Shares and the supporting calculations at the end of each of Year 1, Year 2 and Year 3, and otherwise upon reasonable request of Holder. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Preferred Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Preferred Stock to such number of shares as shall be sufficient for such purposes.

3.2 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4. REPRESENTATIONS OF HOLDER.

4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for

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investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only. On the Issue Date and any date of exercise, the Holder represents it is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).

4.2 Securities Are Not Registered.

(a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Act on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

(c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

4.3 Disposition of Warrant and Exercise Shares.

(a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder

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shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

(b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(c) The transfer restrictions of this Section 4.3 will not apply in any transaction in which such Holder distributes the Warrant or Exercise Shares to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 4.3.

5. ADJUSTMENTS. In the event of changes in the outstanding Preferred Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7. EARLY TERMINATION. In the event of an Exercise Event at any time during the Exercise Period, the Company shall provide to the Holder ten (10) days advance written notice of such Exercise Event and this Warrant and the Exercise Shares (whether or not such Exercise Shares are vested) will automatically terminate unless exercised prior to the closing of such Exercise Event, provided, however, that if the fair market value of one share of the Company’s Preferred Stock is greater than the Exercise Price (calculated as set forth above through the occurrence of

7.

such Exercise Event), this Warrant shall be deemed to be exercised automatically to the extent then exercisable for vested Exercise Shares pursuant to the provisions of Section 2.1, without any further action on behalf of Holder, immediately prior to the time this Warrant would otherwise terminate pursuant to this Section 7, and otherwise this Warrant shall be cancelled and extinguished without being exercised. For the avoidance of doubt, any Exercise Shares that have not vested prior to the Exercise Event shall be forfeited and Holder shall have no rights to acquire such shares.

8. MARKET STAND-OFF AGREEMENT. Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any securities of the Company held by Holder, for a period of time specified by the managing underwriter(s) (not to exceed 180 days) following the effective date of a registration statement of the Company filed under the Act for its initial public offering. Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter(s) that are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 8 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

9. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

10. TRANSFER OF WARRANT. Subject to applicable laws, the restriction on transfer set forth on the first page of this Warrant, and any restrictions applicable to the transfer of shares set forth in the Company’s bylaws, as they may be amended from time to time, this Warrant and all rights hereunder are transferable in whole or in part, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any Affiliate of such Holder, provided that the transferee (i) agrees to be bound by all of the provisions of this Warrant as if such transferee were the Holder and (ii) is not a competitor of the Company as determined in the reasonable discretion of the Company’s board of directors.

11. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

12. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All

8.

communications shall be sent to the Company and the Holder at the addresses listed above or at such other address as the Company or Holder may designate by ten days advance written notice to the other parties hereto. Notwithstanding the foregoing, all notices required or permitted under Section 7 above (Early Termination) (i) shall be in writing and (ii) shall be deemed effectively given one (1) day after deposit with a nationally-recognized overnight courier, specifying next day delivery, with written verification of receipt.

13. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

14. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

9.

The Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

BLEND LABS, INC.

By:	/s/ Nima Ghamsari
Nima Ghamsari, CEO

Address:	415 Kearny St. San Francisco, CA 94108

Acknowledged:

FIFTH WALL VENTURES, L.P.
By: Fifth Wall Ventures GP, LLC
Its: General Partner

By:	/s/ Brendan Wallace
Name:	Brendan Wallace
Title:

FIFTH WALL SPV VII, L.P.
By: Fifth Wall Ventures GP, LLC
Its: General Partner

By:	/s/ Brendan Wallace
Name:	Brendan Wallace
Title:	Managing Director

Address:	1410 Abbott Kinney Blvd #2 Venice, CA 9029

EXHIBIT A

ELIGIBLE PARTNERS

PURCHASE/EXERCISE FORM

To:	Blend Labs, Inc.	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant No. PD1-2, hereby irrevocably elects to (a) purchase                  shares of                  covered by such Warrant and herewith makes payment of $        , representing (a) the full purchase price for such shares at the price per share provided for in such Warrant, or (b) exercise such Warrant for                  shares purchasable under the Warrant pursuant to the Net Exercise provisions of Section 2.1 of such Warrant.

The undersigned represents that (i) the aforesaid shares of Warrant Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares(ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Preferred Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Preferred Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Preferred Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

Signature:

Name (print):

Title (if applicable.):

ASSIGNMENT FORM

FOR VALUE RECEIVED,                      hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares set forth below, unto:

Name of Assignee	Address/Email	Exercise Shares

Dated:	Signature:

Name:

Title:

Witness:

AMENDMENT NO. 1

TO

SERIES D-1 WARRANT

This Amendment No. 1 (this “Amendment”) of the terms of the New Business Series D-1 Warrant (as defined below) is made as of March 18, 2021 by and among Blend Labs, Inc. (the “Company”) with Fifth Wall Ventures, L.P. and Fifth Wall Ventures SPV VII, L.P. (together, “Fifth Wall”).

Reference is made to the following instrument:

That certain Series D-1 Preferred Stock Warrant, Warrant No. PD1-2, dated March 6, 2018, issued by the Company to Fifth Wall (the “New Business Series D-1 Warrant”).

The Company and Fifth Wall desire to amend the New Business Series D-1 Warrant as set forth below in this Amendment. The capitalized terms not otherwise defined herein have the respective meanings given to them in the New Business Series D-1 Warrant.

1. AMENDMENTS.

a.

The parties have agreed to extend the exercise period for an additional six months. As a result, Section 1(f) of the New Business Series D-1 Warrant is hereby amended to replace the word “thirty-six months” with the word “forty-two months”.

b.

Section 1(a)(3) of the New Business Series D-1 Warrant is hereby amended and restated in its entirety to read: “ 3) 1.5 times Referred Revenue actually delivered during the eighteen-month period commencing on the second anniversary of the Date of Issuance (“Year 3”).

2. COUNTERPARTS. This Amendment may be executed and delivered in two or more counterparts (including facsimile, PDF or other electronic counterpart), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

4. NO OTHER AMENDMENT. Except as specifically amended by this Amendment, all other terms and conditions of the New Business Series D-1 Warrant shall remain in full force and effect in accordance with their terms without modification.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned hereby execute this Amendment as of March 5, 2021.

Blend Labs, Inc.

Signature:	/s/ Crystal Sumner

Full printed name: Crystal Sumner

Title: Head of Legal

FIFTH WALL VENTURES, L.P.
By: Fifth Wall Ventures GP, LLC
Its: General Partner

By:	/s/ Brendan Wallace

Name:	Brendan Wallace

Title:

FIFTH WALL SPV VII, L.P.
By: Fifth Wall Ventures GP, LLC
Its: General Partner

By:	/s/ Brendan Wallace

Name:	Brendan Wallace

Title:
Address: